Exhibit 10.6


                      AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of 26th day of February, 1999, among AMERICOM USA, INC. (the "Parent Corporation"), RMC Diversified Associates International Ltd. (the "Acquiring Corporation"), JIM AND JON TECH (the "Target Corporation"); and Jim Heintz and Jon Iverson ("Principal Shareholders", "Shareholders" or individually "Shareholder").

RECITALS:

A. The Boards of Directors of each of Parent Corporation, Target Corporation, and Acquiring Corporation believe it is in the best interests of each Corporation and their respective shareholders that Acquiring Corporation acquire Target Corporation through the statutory merger of Target Corporation with and into Acquiring Corporation (the "Merger") and in furtherance thereof, have approved the Merger.

B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, (i) all of the issued and outstanding shares of common stock, of the Target Corporation ("Target Corporation Common Stock") shall be converted into the right to receive shares of Common Stock of Parent Corporation and (ii) all of the issued and outstanding shares of preferred stock of Target Corporation shall be canceled.

C. Target Corporation, the Shareholder, Parent Corporation, and Acquiring Corporation desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

D. It is agreed and understood between the parties that the Principal Shareholders have developed certain operational computer software as more particularly described in Schedule "D-1" annexed hereto (the "Technology") and are prepared to warrant and represent which warranty and representation shall survive closing that the Technology operates in a good and workmanlike fashion in accordance with the parameters set forth in Schedule "D-2" hereof and paragraph 3.12 hereof

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, the parties agree as follows:

ARTICLE I - THE MERGER

1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law, as amended (the "Delaware GCL") and the California General Corporation Law, as amended (the "California GCL"), Target Corporation shall be merged with and into Acquiring Corporation, the separate corporate existence of Target Corporation shall cease, and Acquiring Corporation shall continue as the surviving corporation. The surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

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1.2      Effective Time. Unless this Agreement is earlier terminated pursuant to
         Section 8.1, the closing of the Merger (the "Closing") shall take place on the 26th day of February, 1999, at the offices of the Parent Corporation 124 S. Halcyon Road, Arroyo Grande, California, at 10:00 o'clock in the morning unless another place or time is agreed to in writing by Acquiring Corporation and Target Corporation.

         The date upon which the Closing actually occurs is herein referred to as the "Closing Date." Simultaneously with the Closing, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Merger Certificate") with the Secretary of State of the State of California. The time of acceptance by the Secretary of State of the State of California of such filing shall be referred to herein as the "Effective Time."

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the California GCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target Corporation and Acquiring Corporation shall vest in the Acquiring Corporation, which subsequent to the merger shall be referred to as the "Surviving Corporation" and all debts, liabilities and duties of Target Corporation and Acquiring Corporation shall become the debts, liabilities and duties of Surviving Corporation.

1.4      Certificate of Incorporation Bylaws.

(a) The Certificate of Incorporation of Acquiring Corporation, as in effect immediately prior to the Effective Date, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended.

(b) The Bylaws of Acquiring Corporation, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

1.5 Directors and Officers. The directors of Acquiring Corporation immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation. The officers of Acquiring Corporation immediately prior to the Effective Time, with the addition of Jon Iverson as President and Chief Operating Officer and Jim Heintz as Chief technical Officer, shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

1.6      Effect of Merger on the Capital Stock of Target Corporation.

(a) Exchange of Target Corporation Common Stock. As of the Effective Time of the Merger, each share of Target Corporation Common Stock that is issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of Acquiring Corporation, Target Corporation, or the Shareholders of the Target Corporation, be canceled and extinguished and converted into the right to receive their pro rata share of Two Hundred Thousand (200,000) shares of common stock, (the "Common Stock") from Parent Corporation. Stock certificates representing same will be delivered to the shareholders at the effective time.

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(b)      Fractional  Shares.  No fractional share of Parent  Corporation  Common
         Stock shall be issued in the Merger. In lieu thereof, any fractional share shall be rounded up or down to the nearest whole share of Parent Corporation Common Stock (with any fraction greater than or equal to .50 being rounded up and any fraction less than .50 rounded down).

(c) Treasury Stock. Any shares of capital stock of Target Corporation held in the treasury of Target Corporation immediately prior to the
         Effective Time shall be canceled and extinguished without any conversion thereof and no Parent Corporation Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

(d) Stock Options. Subject to the provisions of this Agreement, at the Effective Time, the Parent Corporation shall grant to each of Jon Iverson and Jim Heintz an option to purchase 100,000 shares each of the Parent Corporation's Common Stock at an exercise price of $2.00 per share, and such options shall be subject to the Parent Corporation's qualified employee stock option plan. These options shall be treated as fully vested. The options herein described shall be granted by delivery of the Stock Option Agreement attached as Schedule "1.6(d)";

(e) Subject to the provisions of this Agreement, at the Effective Time, the Parent Corporation shall grant to each of Jon Iverson and Jim Heintz further options to purchase 200,000 shares each of the Parent Corporation's Common Stock at an exercise price of $2.00 per share, and such options shall be subject to the Parent Corporation's qualified employee stock option plan. The options shall vest at the rate of 100,000 shares each, at the end of each subsequent year of completed employment. The options herein described shall be granted by delivery of the Stock Option Agreement attached as Schedule "1.6(e)";

(f) The above options shall be in addition to any others to which the Shareholders might hereafter become entitled under any Parent
         Corporation employee stock option plan in effect at Closing or hereafter.

1.7 No Further Ownership Rights in Target Corporation Common Stock. All shares of Parent Corporation Common Stock issued upon the surrender for exchange of shares of Target Corporation Common Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Corporation Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of capital stock of Target Corporation that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any stock certificates evidencing shares of capital stock of Target Corporation are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

1.8 Tax Treatment of the Merger. For federal income tax purposes, the parties shall use reasonable best efforts to qualify the Merger as a tax-free reorganization under the "forward triangular merger" provisions of Section 368(a)(1)(A) and 368(a)(2)(C) of the Code. Each party to this Agreement has consulted with its own tax advisors in connection with the Merger.

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1.9      Taking of Necessary Action;  Further Action.  If, at any time after the
         Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets,
         property,   rights,   privileges,   powers  and  franchises  of  Target
         Corporation and Acquiring Corporation, the officers and directors of Target Corporation and Acquiring Corporation are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

1.10 Cash Consideration. The Parent Corporation shall pay to each of the Shareholders at the Effective Time, a cashier check in the sum of One Hundred Thousand Dollars ($100,000).

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF TARGET CORPORATION AND THE
             SHAREHOLDERS

Target Corporation and the Principal Shareholders hereby, jointly and severally, represent and warrant to Acquiring Corporation, Each Shareholder solely as to himself and, where applicable, jointly with the Corporation, hereby represents and warrants to Acquiring Corporation and Parent Corporation and covenants and agrees as follows:

2.1 Organization. The Target Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Target Corporation has full power and authority to own its assets and to carry on its business as and where such business is now conducted. The Target Corporation is duly qualified or licensed to do business and is in good standing in California which is the sole jurisdiction in which the nature of its business or the character of its properties or assets requires such qualification or license (except where any failure to do so does not have a Material Adverse Effect). Copies of the Formation Documents of the Target Corporation, and all amendments thereto, heretofore delivered to Acquiring Corporation are true, accurate and complete as of the date of this Agreement and are attached as Schedule "2.1".

2.2 Capitalization. The number of shares of authorized capital stock of the Target Corporation, the par value per share, and the number of shares of each class of capital stock of the Target Corporation which are presently issued and outstanding are as set forth on Schedule "2.1". Also set forth in Schedule "2.2" is a list of the holders of Stock along with an indication of the number of shares held by each such Person. Each Shareholder is the sole shareholder of each share of Stock indicated on Schedule "2.2" as owned by him, free and clear of any and all Encumbrances. All outstanding shares of Stock have been duly and validly issued and are fully paid and non-assessable and were issued in compliance with all applicable state and federal securities and other laws. There is no other capital stock of any class authorized or issued by the Target Corporation. There are no outstanding options, warrants, calls, commitments, agreements or other rights to subscribe for, purchase or otherwise acquire any capital stock of the Target Corporation or securities convertible into or exchangeable for any capital stock of the Target Corporation to which the Target Corporation or each Shareholder is or may be bound.

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2.3      Ability to Carry Out Agreement.  The  consummation of the  transactions contemplated hereby, including, but not limited to, the execution, delivery and performance of this Agreement and all other documents collateral hereto or thereto, contemplated hereby or thereby, or required to effect the transactions contemplated hereby and thereby, does not and will not: (a) constitute a violation of or default under, conflict with or result in a breach of (i) the Formation Documents of the Target Corporation, (ii) any terms of any Contract to which the Business, the Target Corporation or the Shareholders are or may be bound or constitute a default thereunder (either immediately or upon notice, lapse of time or both), (iii) any Court Order or (iv) to their knowledge, any Regulation; (b) result in the creation or imposition of any Encumbrances other than Permitted Encumbrances or Liability of any nature whatsoever which can be reasonably be expected to have a Material Adverse Effect, or give to any person any interest or right in any of the Stock, the Assets of the Target Corporation and/or the Business; or (c) accelerate the maturity of, or otherwise modify, any Contract of the Target Corporation and/or the Business.

2.4 Validity of Agreement - Authority. The execution, delivery and performance of this Agreement and all other documents required to effect the transactions contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary action on the part of the Shareholders and the Target Corporation. This Agreement and any other document or instrument contemplated by this Agreement, after execution and delivery by the Shareholders and the Target Corporation to Acquiring Corporation, shall constitute valid and binding obligations of the Shareholders and the Target Corporation, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. No Consent is required with respect to the Shareholders or the Target Corporation in connection with the execution, delivery and performance of this Agreement or any other agreement collateral hereto or contemplated hereby.

2.5 Permits and Licenses. No Permits and Licenses are necessary for the operation of the Business as conducted and presently anticipated to be conducted by the Target Corporation. To their knowledge, the Target Corporation is in compliance with all of the terms and conditions of the Permits and Licenses. The transactions contemplated by this Agreement shall not conflict with or result in the modification, cancellation or termination of any of the Permits or Licenses.

2.6 Compliance with Regulations. The Assets, the Business, and the Target Corporation are in compliance with all Regulations and neither the Shareholders or the Target Corporation have received written notice of any violation of any Regulation(s), the violation of which would have a Material Adverse Effect on the Business. Since inception, the Target Corporation has not engaged in any transaction, maintained any bank account or used any funds except for transactions, bank accounts and funds which have been and are reflected in their normally maintained Books and Records.

2.7 Financial Statements. The Books and Records of the Target Corporation fairly and accurately reflect in all material respects the transactions to which the Target Corporation

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         is and was a party or by which its properties are and were affected and such Books and Records have been properly kept and maintained in accordance with GAAP, and will continue to be so kept and maintained through the Closing Date. On the Closing Date such Books and Records will be correct and complete and will fairly and accurately present the Target Corporation's financial condition and operations in all material respects.

2.8 Title to and Condition of Certain Fixtures and Equipment. The Target Corporation has good, valid and marketable title to all of its Fixtures and Equipment, wherever located, and the Assets, free and clear of all Encumbrances other than Permitted Encumbrances. All such Fixtures and Equipment are, and shall on the Closing Date be, in good operating condition and repair, reasonable wear and tear excepted, and adequate and sufficient for the operation of the Business as currently conducted, and there are no material defects in such Fixtures and Equipment as would have a Material Adverse Effect on the use of such Fixtures and Equipment in the Business. The only asset of the Target Corporation is the technology pursuant to schedule d-1.

2.9      Tax Returns and Taxes.

(a) The Target Corporation has duly and timely filed with the appropriate Governmental Entity all tax and other returns and reports required to be filed, all of which have been accurately prepared. All Taxes due, owing and payable, or which may be due, owing and payable, arising out of all operations of the Target Corporation for all periods ended on February 28, 1999, have been fully paid or duly reserved for by the Target Corporation in accordance with GAAP in the Financial Statements, including, without limitation, any and all Taxes due, owing or payable with respect to employees, consultants and independent contractors of the Target Corporation. All Taxes arising from the date of this Agreement to the Closing Date will be, on the Closing Date, fully paid or reserved in accordance with GAAP. Adequate provisions have been and will through the Closing Date be made by the Target Corporation in its Books and Records for Taxes not required to be paid prior to the respective due dates therefor. The Target Corporation has received written notice from any Governmental Entity of any deficiency or other adjustment that has not been satisfied. The Target Corporation is not presently under audit by the Internal Revenue Service ("IRS") for any Taxes, has not been the subject of an IRS audit, or has received any notice of a proposed IRS audit. There are no agreements, waivers, or other arrangements providing for an extension of time with respect to the assessment of any Taxes or deficiency against the Target Corporation, nor are there any Actions, now pending or, to their knowledge, threatened against the Target Corporation in respect of any Taxes; and

2.10     Labor  Relations.  The  Target  Corporation  is  not  a  party  to  any collective bargaining or union contract, nor are any of the Shareholders or the Target Corporation aware of any current union organization effort with respect to the Target Corporation's employees. The Target Corporation has not received any notice, of, and there have not been, any strikes, slowdowns, work stoppages, lock-outs or threats thereof, by or with respect to any of the Target Corporation's employees.

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2.11     Status  of  Contracts.  There  are  no  Contracts  between  the  Target
         Corporation and third parties as relate to, or are connected with and are parts of the Business. The Contracts represent all of the agreements between the Target Corporation and third parties relating to the Target Corporation's conduct of the Business. All of the foregoing Contracts are valid, binding and in full force and effect and the Target Corporation is not a party to or otherwise bound by any oral agreement or contract.

2.12 Changes or Events. None of the following has occurred with respect to the Target Corporation:

(a) any change in the financial condition, assets, Liabilities, business, prospects or operations, other than changes in the regular, normal and ordinary course of business consistent with past custom or practice, which alone or in the aggregate could have a Material Adverse Effect on the Target Corporation or the Business;

(b) any damage, destruction or loss, as a result of fire, storm casualty, other acts of God or theft of a substantial amount of Fixtures and Equipment, whether or not covered by insurance, adversely affecting the Target Corporation or any of their assets which alone or in the aggregate could be reasonably be expected to have a Material Adverse Effect on the Target Corporation or the Business;

(c) any disposition of or Encumbrance or agreement to dispose of or place an Encumbrance upon any of the Target Corporation's assets, other than dispositions in the regular, normal and ordinary course of business, consistent with past custom or practice and Permitted Encumbrances;

(d) any transaction relating to the Target Corporation involving over $2,000 entered into by the Target Corporation other than in the regular, normal and ordinary course of business consistent with past custom or practice;

(e) any adverse event of default, cancellation or termination of any Contract involving over $2,000 between the Target Corporation and any party thereto;

(f) any Liability involving over $2,000 incurred by the Target Corporation, except Liabilities incurred and obligations under Contracts entered into, in the regular, normal and ordinary course of the Target Corporation's business;

(g) any capital expenditure or commitment for addition to property, plant or equipment of the Target Corporation involving over $2,000;

(h) any agreement or commitment by the Target Corporation to do or take any of the actions referred to in paragraphs (a) through (h) of this
         Section 5.12.

2.13     Employees and Employee Benefits.

(a) There are no (a) employment, managerial, advisory or consulting agreements to which the Target Corporation and any employee are parties; (b) confidentiality or other agreements protecting proprietary processes, formulae or information to which the Target

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         Corporation and any employee are parties; (c) other written obligations of the Target Corporation to any employee; (d) Employee Plans. Neither the Target Corporation, any of their respective officers or directors, has taken any action directly or indirectly to obligate the Target Corporation to adopt any additional Employee Plan. True, correct and complete copies of all Employee Plans and related documents, including amendments thereto, any related trust agreements, any documents setting out the Target Corporation's personnel policies and procedures, any insurance contracts under which benefits are provided, as currently in effect, and descriptions of any such plan that is not written, have been supplied to Acquiring Corporation. Acquiring Corporation has also been provided with a copy of the Summary Plan Description, if any, for each Employee Plan, as well as copies of any other summaries or descriptions of any such Employee Plans that have been provided to employees or other beneficiaries.

(b) The Target Corporation does not maintain any plans or programs and are not parties to any agreement providing post-retirement medical benefits (other than benefits described in this Section and those required by Law), death benefits or other post retirement welfare benefits. There are no post-retirement welfare benefits or plans;

2.14     Real Property; Leaseholds.

(a) The Target Corporation does not own nor lease any real property of any nature whatsoever;

2.15     Insurance.  There are no insurance policies in effect;

2.16 Litigation. There is no Action or Court Order pending, to their knowledge, threatened, affecting, naming or directly involving the Shareholders, the Target Corporation, the Assets or the Business. Neither the Shareholders nor the Corporation know of any facts or circumstances or other events which have occurred or may reasonably be expected to recur that could be reasonably expected to give rise to any Action or Court Order.

2.17 Related-Party Transactions. There exist no transactions or agreements between the Target Corporation and any Affiliate of the Target Corporation involving more than $5,000 in amount, including, without limitation all guarantees by the Target Corporation, which have occurred between January 1, 1998 and the date of this Agreement.

2.18     Accounts Receivable.  There are no accounts receivable;

2.19 Relationship with Customers. The Target Corporation has no reason to believe that relationships with its customers are not good commercial working relationships. No customer of the Target Corporation has canceled or otherwise terminated or threatened to cancel or otherwise terminate, its relationship with the Target Corporation, or has during the last twelve (12) months decreased materially, or threatened to decrease, its relationship with the Target Corporation or its usage of any of the Target Corporation's services or purchases of the Target Corporation's products. The Target Corporation has not received notice that any customer intends to take any of the action in the preceding sentence.

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2.20     Proprietary  Rights.  Schedule "D-1" contains a listing of all material
         Proprietary Rights of the Target Corporation. Except as disclosed in Schedule "2.20":

(a) the Target Corporation owns all right, title and interest in the Proprietary Rights described in Schedule D-1 (including, without limitation, exclusive rights to use and license the same) free and clear of any Encumbrances other than Permitted Encumbrances;

(b) the Target Corporation has not granted any other party rights with respect to the Proprietary Rights;

(c)      the Proprietary Rights described in Schedule "D-1" are valid;

(d) the Proprietary Rights described in Schedule "D-1", have been duly issued and have not been canceled, abandoned or otherwise terminated;

(e) the Target Corporation has not received notice of default under any of the Proprietary Rights and, to their knowledge, no other party is in default thereunder.

2.21 Non-Infringement of Proprietary Rights. (i) none of the services or products provided by the Target Corporation, or processes, equipment, software or technology used by the Target Corporation, or the trademarks, trade names, labels or other marks or copyrights used by the Target Corporation, infringe the Proprietary Rights of any other Person, or require the payment of any royalty, license fee, or other charge or fee of any kind to any Person, and none of the Target Corporation, Shareholders has received any notice of adverse claim by any third party with respect thereto, (ii) all employees of the Target Corporation have executed written agreements protecting the Proprietary Rights of the Target Corporation, (iii) the Target Corporation has license agreements in force to the extent necessary to permit its full use of all of the processes used by it in its operations in accordance with present and planned practices; and (iv) the Target Corporation owns or has the right to use pursuant to the license(s) disclosed on Schedule "2.20" all Proprietary Rights used in its business.

2.22     Environmental Requirements.

(a) neither the Target Corporation nor any other Person has engaged in or, to their knowledge, permitted any operations or activities upon, or any use or occupancy of, any Leasehold, or any portion thereof, or any other property now or previously owned or operated by the Target Corporation, resulting in the storage, emission, release, discharge, dumping or disposal of any Hazardous Materials on, under, in or about any Leasehold or any other property now or previously owned or operated by the Target Corporation, nor have any Hazardous Materials migrated from any Leasehold or any other property now or previously owned or operated by the Target Corporation to, upon, about or beneath other properties, nor have any Hazardous Materials migrated or threatened to migrate from other properties to, upon, about or beneath any Leasehold or any other property now or previously owned or operated by the Corporation;

(b) there is not, nor has there been, constructed, placed, deposited, stored, disposed of or located on any Leasehold or any other property now or previously owned or operated by the Target Corporation any asbestos or lead paint, (ii) each Leasehold and its existing uses and activities and its prior uses and activities and the uses and activities of other property now or previously owned or operated by the Target Corporation, comply and have at all times complied in all material respects with all Environmental Requirements, and each of the Target Corporation has obtained and complied with all Permits and Licenses necessary under applicable Environmental Requirements, and
         (iii) neither the Target Corporation nor any prior owner or occupant of any Leasehold or any other property now or previously owned or operated by the Target Corporation or has received any notice or other communication concerning any alleged violation of Environmental Requirements, whether or not corrected to the satisfaction of the appropriate Governmental Entity, or any notice or other communication concerning alleged liability for violation of Environmental Requirements in connection with each Leasehold or any other property now or previously owned or operated by the Target Corporation, and there exists no Action or Court Order threatened, relating to the ownership, use, maintenance of operation of any Leasehold or any other property now or previously owned or operated by the Target Corporation or by any Person, arising from allege violation of Environmental Requirements, or from the suspected presence of Hazardous Materials thereon or potential migration thereto, and there are no existing facts or conditions which could give rise to any such violation or liabilities; and

(c) Neither any Leasehold nor any of the Assets is (or with the passage of time and/or giving of notice would be) subject to any private or governmental Encumbrances relating to Hazardous Materials or a violation of an Environmental Requirement.

2.23 Political Contributions and Other Payments. During the past five (5) years, neither the Target Corporation, Affiliated Entities, nor any other Person acting on behalf of the Target Corporation, Affiliated Entities, has (i) except for lawful political contributions in the regular, normal and ordinary course of business consistent with past custom or practice, made any payment to any official, employee or agent (domestic or foreign) of any Governmental Entity to wrongfully induce the recipient or the recipient's employer to do business with, grant favorable treatment to, or compromise or forego any claim by or against the Target Corporation, or (ii) made any significant payment or conferred any significant benefit which, the Target Corporation, in the exercise of reasonable business judgment, considers or reasonably should consider to be improper.

2.24 Occupational Safety and Health Act. The Corporation is in compliance with all requirements of the Occupational Safety and Health Act and the Americans With Disabilities Act, pertaining to the Corporation, the Assets and the Business.

2.25 Consents. No Consent is required to be obtained, satisfied or made pursuant to any Regulation, Permit or License or Contract in connection with the execution, delivery and performance of this Agreement by the Target Corporation.

2.26 Disclosure. No representation or warranty by the Shareholders and/or the Target Corporation in this Agreement, nor any statement contained in any certificate, schedule, list or other writing furnished or to be furnished by the Shareholders and/or the Target Corporation to Acquiring Corporation pursuant to this Agreement (a) contains or shall contain any untrue statement of a material fact, or (b) omits or shall omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

2.27 Year 2000 Compliance. All software products and components designed, manufactured, produced or sold by or on behalf of the Target Corporation are designed to be used prior to, during, and after calendar year 2000 A.D. and will, to the extent that other software, hardware, and other components properly exchange date data with them, operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century and will be otherwise Year 2000 Compliant.

2.28 Investor Status. Each Shareholder is taking ownership of the Parent Corporation Stock for investment purposes only and not with a view to distribute same within the meaning of the Securities Act. Each Shareholder has been provided with an opportunity to ask questions of management of Acquiring Corporation as each Shareholder deemed appropriate.

ARTICLE III - ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

In addition to the  representations  and warranties made by the  Shareholders in
Article II hereof, each Shareholder hereby individually represents and warrants, to Acquiring Corporation as follows:

3.1 Title to the Shares. The Shareholder is and as of the Effective Time will be the sole legal, beneficial and record owner of all of the issued and outstanding shares of capital stock of Target Corporation issued in the name of such Shareholder.

3.2 Authority and Capacity. The Shareholder has full legal right, capacity, power and authority to execute and deliver this Agreement and all other documents, instruments, certificates and agreements executed or to be executed by the Shareholder pursuant hereto, and to consummate the transactions contemplated hereby and thereby.

3.3 Absence of Violation. The execution, delivery and performance by the Shareholder of this Agreement and all other documents, instruments, certificates and agreements contemplated hereby to which the Shareholder is a party, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with, or violate any provision of, any laws having applicability to the Shareholder, or (b) conflict with, or result in any breach of, or constitute a default under, any agreement to which the Shareholder is a party.

3.4 Restrictions and Consents. There are no agreements, laws or other restrictions of any kind to which the Shareholder is a party or subject that would prevent or restrict the execution, delivery or performance of this Agreement by the Shareholder.

3.5 Binding Obligation. This Agreement has been duly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery by Acquiring Corporation and Target Corporation, constitutes a legal, valid and binding obligation of such Shareholder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

3.6 No Registration Under the Securities Act. The Shareholder understands that the shares of Parent Corporation Common Stock to be issued to the Shareholder under this Agreement have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions contained in the Securities Act or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless such shares of Parent Corporation Common Stock are so registered or qualify for exemption from registration under the Securities Act. The Shareholder acknowledges and agrees that each certificate representing Parent Corporation Common Stock issued pursuant to this Agreement, and any shares issued or issuable in respect of any such shares of Parent
         Corporation Common Stock upon any stock split, stock dividend, recapitalization, or similar event, shall be imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED OR SOLD OTHER THAN (I) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE STATE SECURITIES LAWS OR AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION, AND (II) UPON RECEIPT BY THE ISSUER OF EVIDENCE SATISFACTORY TO IT OF COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE STATE SECURITIES LAWS. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THESE REQUIREMENTS.

The certificates evidencing the shares of Parent Corporation Common Stock to be issued to the Shareholder under this Agreement shall also bear any legend required by the Commissioner of Corporations of the State of California or such as are required pursuant to any state, local or foreign law governing such securities.

3.7 Acquisition for Investment. The shares of Parent Corporation Common Stock being issued to the Shareholder pursuant to this Agreement are being acquired by the Shareholder in good faith solely for the Shareholder's own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. The Shareholder further represents that the Shareholder has no present contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to grant to any third person with respect to any share of Parent Corporation Common Stock. The shares of Parent Corporation Common Stock being issued to the Shareholder pursuant to this Agreement will not be offered for sale, sold or otherwise transferred by the Shareholder without either registration or exemption from registration under the Securities Act.

3.8 Evaluation of Merits and Risks of Investment. The Shareholder has such knowledge and experience in financial and business matters that the Shareholder is capable of evaluating the merits and risks of the Shareholder's investment in the shares of Parent Corporation Common Stock being acquired hereunder. The Shareholder further represents that the Shareholder: (i) has received a copy of Parent Corporation's Form 8-k as submitted including audit to the Securities and Exchange Commission (the "Commission") on the 18th of February 1999; (ii) has received all the information that the Shareholder has requested from Acquiring Corporation and Target Corporation that the Shareholder considers necessary or appropriate for deciding whether to accept the Parent Corporation Common Stock being issued to the Shareholder pursuant to this Agreement; (iii) has the ability to bear the economic risks of the Shareholder's prospective investment; and (iv) is able, without materially impairing the Shareholder's financial condition, to hold the Parent Corporation Common Stock for an indefinite period of time and to suffer complete loss on the Shareholder's investment. The Shareholder confirms that Acquiring Corporation has made available to the Shareholder and its representatives and agents the opportunity to ask questions of the officers and management employees of Acquiring Corporation about the business and financial condition of Acquiring Corporation as the Shareholder has requested.

3.9 Forward Looking Information/Risk Factors. The Shareholder acknowledges and agrees that any oral or written forward-looking statements made by or on behalf of Acquiring Corporation in connection with the Merger were made in the context of and shall have been deemed to have been accompanied by the risk factors set forth in Corporation's Form 8-k as submitted including audit to the Securities and Exchange Commission (the "Commission") on the 18th of February 1999; The Shareholder acknowledges that actual results could differ materially from those projected in or implied by any forward-looking statement.

3.10 Transfer Limitations. The Shareholder further agrees that unless transferred in compliance with Rule 144 promulgated under the Securities Act ("Rule 144") promulgated under the Securities Act, prior to any proposed transfer of any of the shares of Parent Corporation Common Stock, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Shareholder shall give written notice to Parent Corporation of the Shareholder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if Parent Corporation so requests, shall be accompanied by either (a) a written opinion of legal counsel who shall be satisfactory to Parent Corporation, addressed to Parent Corporation and satisfactory in form and substance to Parent Corporation's counsel, to the effect that the proposed transfer of Parent Corporation Common Stock may be effected without registration under the Securities Act, or (b) a "No Action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Parent Corporation Common Stock shall be entitled to transfer such shares of Parent

         Corporation Common Stock in accordance with the terms of the notice delivered by the holder to Parent Corporation. Each certificate evidencing the shares of Parent Corporation Common Stock transferred as above provided shall bear the appropriate restrictive legend set forth in Section 3.6 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for Parent Corporation such legend is not required in order to establish compliance with any provisions of the Securities Act.

3.11 Rule 144 Limitations. The Shareholder is familiar with the provisions of Rule 144, which in substance permits the limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof (or from an affiliate of such issuer) in a non-public offering subject to the satisfaction of certain conditions. The Shareholder further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the 1933 Act or compliance with a registration exemption would be required to sell the shares of Parent Corporation Common Stock received from Parent Corporation hereunder. With a view to making available the benefits of certain rules and regulations of the Commission, which may permit the sale to the public without registration of the shares of Parent Corporation Common Stock being issued to the Shareholder pursuant to this Agreement, Parent Corporation agrees, for a period of two years following the Closing Date, to use reasonably diligent efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date that Acquiring Corporation becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) file with the Commission in a timely manner all reports and other documents required of Acquiring Corporation under the Securities Act and the Exchange Act; and

(c) so long as any of the Shareholders owns any shares of Parent Corporation Common Stock being issued pursuant to this Agreement, to furnish to the Shareholder forthwith upon request a written statement by Acquiring Corporation as to its compliance with the reporting requirements of Rule 144, a copy of the most recent annual or quarterly report of Acquiring Corporation and such other reports and documents of Acquiring Corporation and other information in the possession of or reasonably obtainable by Acquiring Corporation as the Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Shareholder to sell any such shares of Parent Corporation Common Stock without registration.

(d) that the Technology is fit for the purposes for which it was intended as set out in Schedule "D-2" and the Principal Shareholders agree and acknowledge that the Parent and Acquiring Corporations are relying on the representations and warranties as to the effectiveness of the Technology as set forth in Schedule "D-2" hereof for the determination of the purchase price of the Target Corporation and matters related thereto.

(e) The target Corporation has only operated under one name and is not known by any other.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUIRING CORPORATION

Parent and Acquiring Corporations represents and warrant to Target Corporation and the Shareholders as follows:

4.1 Organization and Qualification. Acquiring Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Acquiring Corporation have the requisite power and authority to own, lease and operate its assets and properties, to carry on its business as now being conducted and to perform the terms of this Agreement and the transactions contemplated hereby. Acquiring Corporation is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the ownership or leasing of its properties or the nature of its activities in connection with the conduct of its business makes such qualification necessary.

4.2 Authority. The execution and delivery of this Agreement by Acquiring and Parent Corporation and the consummation by Acquiring and Parent Corporation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiring and Parent Corporation are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquiring and Parent Corporation and, assuming the due authorization, execution and delivery by Target Corporation and the Shareholders, constitutes a legal, valid and binding obligation of Acquiring and Parent Corporation, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

4.3      No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Acquiring Corporation do not, and the performance by Acquiring Corporation of their obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Acquiring Corporation,
         (ii)  conflict  with  or  violate  any  law   applicable  to  Acquiring
         Corporation or their assets and properties, or (iii) result in any breach of or constitute a default under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiring Corporation is a party or by which Acquiring Corporation is bound, or by which any of their properties or assets is subject

(b) The execution and delivery of this Agreement by Acquiring Corporation does not, and the performance of this Agreement by Acquiring Corporation will not, require any consent, approval, authorization or permit of, or filing with or notification to, any government entity.

4.4 Brokers and Finders. Acquiring Corporation has not retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

4.5 Issuance of Parent Corporation Common Stock. The shares and options of Parent Corporation Common Stock issued to the Shareholders in connection with this Agreement, when issued, sold and delivered in accordance with the terms and for the consideration expressed in this Agreement, shall be duly and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), fully paid and non-assessable.

ARTICLE V - CONDUCT PRIOR TO THE EFFECTIVE TIME

5.1 Affirmative Covenants of Target Corporation and the Shareholders. Target Corporation and the Shareholders hereby covenant and agree that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Acquiring Corporation, Target Corporation shall (i) operate its business in the usual and ordinary course consistent with past practices and in accordance with applicable laws; (ii) preserve intact its business organization, maintain its rights and franchises, use its best efforts to retain the services of its officers and key employees and maintain its relationship with its suppliers, contractors, distributors, customers and others having business relationships with it; (iii) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; and (iv) keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained. Target Corporation shall promptly notify Acquiring Corporation of any event or occurrence or emergency not in the ordinary course of business of Target Corporation, and any material event involving Target Corporation.

5.2 Negative Covenants of Target Corporation and the Shareholders. Except as expressly contemplated by this Agreement or otherwise consented to in writing by Acquiring Corporation, from the date hereof until the Effective Time, Target Corporation shall not, and the Shareholders shall cause Target Corporation not to, do any of the following:

(a) enter into any commitment or transaction not in the ordinary course of business or any commitment;

(b)      enter into any  agreement or issue any purchase  order,  in either case
         involving   payment  by  Target   Corporation   of  more  than  $10,000
         individually or $25,000 in the aggregate;

(c) enter into any arrangement with any person or entity to: (i) transfer to such person or entity or any other person or entity any rights to the intellectual property of Target Corporation; (ii) acquire any rights to the intellectual property of such person or entity or any other person or entity; or (iii) modify in any way any of the intellectual property of Target Corporation;

(d) enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of Target Corporation;

(e) amend or otherwise modify (or agree to do so), or violate the terms of, any of the agreements set forth or described in the Disclosure Letter;

(f)      commence any litigation;

(g) grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement, except in the ordinary course of business and consistent with past practices;

(h) grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof;

(i) adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees, except in connection with annual pay adjustment consistent with past practices which increases in the aggregate have been approved by Acquiring Corporation in writing and which for the Shareholders have been approved by Acquiring Corporation in writing;

(j) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

(k) enter into any strategic alliance or joint marketing arrangement or agreement, or any agreement to perform services (including research and development services);

(l) (i) increase the compensation payable to or to become payable to any of its directors, officers or employees, except for increases in salary, wages or bonuses payable or to become payable in the ordinary course of business and consistent with past practice; (ii) grant any severance or termination pay to, or enter into or modify any employment or severance agreement with, any of its directors, officers or employees; or (iii) adopt or amend any employee benefit plan or arrangement, except as may be required by applicable law;

(m) declare, set aside or pay any dividend on, or make any other distribution in respect of, any of its capital stock;

(n) (i) redeem, repurchase or otherwise reacquire any share of its capital stock or any securities or obligations convertible into or exchangeable for any share of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

(o) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any encumbrances) of, any shares of any class of its capital stock (including shares held in treasury) or other equity securities, any securities or obligations directly or indirectly convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares or securities or any rights, warrants or options directly or indirectly to acquire any such shares or securities; or (ii) amend or otherwise modify the terms of any such securities, obligations, rights, warrants or options in a manner inconsistent with the provisions of this Agreement or the effect of which shall be to make such terms more favorable to the holders thereof;

(p) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person (other than the purchase of inventory in the ordinary course of business and consistent with past practice), or make or commit to make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice and in amounts which are set forth and described in Target Corporation's 1998 capital budget, a true and complete copy of which has been provided to Acquiring Corporation;

(q) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets except for dispositions of inventory in the ordinary course of business and consistent with past practice;

(r) propose or adopt any amendment to its Articles of Incorporation or Bylaws;

(s) (i) change any of its methods of accounting in effect at January 1, 1997, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1997, except, in the case of clause (i) or clause
         (ii), as may be required by law or generally accepted accounting principles, consistently applied;

(t) prepay, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than trade payables incurred in the ordinary course of business consistent with past practices;

(u) enter into or modify in any material respect any agreement which, if in effect as of the date hereof, would have been required to be disclosed in the Disclosure Letter;

(v) take any action that would or could reasonably be expected to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger set forth in
         Article VIII not being satisfied; or

(w)      agree in writing or otherwise to do any of the foregoing.

ARTICLE VI - ADDITIONAL AGREEMENTS

6.1 Sale of Shares. The parties hereto acknowledge and agree that the shares of Parent Corporation Common Stock issuable in the Merger shall constitute "restricted securities" within the meaning of the Securities Act. The certificates for the shares of Parent Corporation Common Stock to be issued in the Merger shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer of such shares.

6.2 Consents and Approvals; Filings and Notices. Target Corporation and the Shareholders shall use reasonable efforts to as promptly as possible make all filings with, provide all notices to and obtain all consents and approvals from third parties required to be obtained by Target Corporation in connection with the transactions contemplated hereunder, including, without limitation, all filings with, notices to and consents and approvals from government entities and other persons.

6.3 Access and Information. From the date hereof to the Effective Time, Target Corporation shall afford to Acquiring Corporation and its officers, employees, accountants, consultants, legal counsel, representatives of current and prospective sources of financing and other representatives of Acquiring Corporation full and complete access during normal business hours to the properties, books, records, documents, instruments, reports, contracts, facilities, premises, and equipment relating to Target Corporation and its properties, save and except the Technology, and to the employees of Target Corporation, and an opportunity to review and copy such books, records, documents, instruments, reports, contracts and other materials as Acquiring Corporation may request.

6.4 Confidentiality. Each party shall hold in confidence all documents and information concerning the other and its business and properties (except that either party may disclose such documents and information to any government entity reviewing the transactions contemplated hereby or as required in either party's judgment pursuant to any legal requirement or in furtherance of the transactions contemplated herein), and if the transaction contemplated hereby should not be consummated, such confidence shall be maintained, and all such documents and information (in whatever form) and copies thereof shall immediately thereafter be destroyed, or returned to the party originally furnishing same.

6.5 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

6.6 Further Action; Reasonable Best Efforts. Each of the parties shall use reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable laws or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of government entities and parties to contracts with Target Corporation and Acquiring Corporation as are necessary for the transactions contemplated herein.

6.7 Public Announcements. No announcement with respect to this agreement will be made by any party hereto without the prior approval of the other parties. The foregoing will not apply to any announcement by any party required in order to comply with laws pertaining to timely disclosure, provided that such party consults with the other parties before making any such announcement.

6.8 Solicitation. During the term of this Agreement, neither Target Corporation, any Shareholder nor any of its affiliates or any person acting on behalf of such party shall (a) directly or indirectly, through a representative or otherwise, solicit or entertain offers from, or negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person relating to any proposed merger, consolidation, sale or acquisition of Target Corporation, the assets or any capital stock of Target Corporation, whether directly, indirectly, through merger, purchase, consolidation or otherwise or (b) furnish or cause to be furnished any nonpublic information concerning Target Corporation to any person. Target Corporation shall immediately notify Acquiring Corporation regarding any contact between Target Corporation or its representatives and any other person or entity regarding any such offer or proposal or any related inquiry and shall state the name of such other person or entity and the material terms and conditions of any such offer, including the offering price.

6.9 Notification of Certain Matters. Target Corporation shall give prompt notice to Acquiring Corporation, and Acquiring Corporation shall give prompt notice to Target Corporation, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Target Corporation or the Shareholders and Acquiring Corporation, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of Target Corporation or Acquiring Corporation, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

6.10 Blue Sky Laws. Parent Corporation shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Corporation Common Stock pursuant hereto. Target Corporation shall use its best efforts to assist Parent Corporation as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Corporation Common Stock pursuant hereto.

6.11 Shareholder Approval. As promptly as practicable after the execution of this Agreement, Target Corporation shall submit this Agreement and the transactions contemplated hereby to its  shareholders  for  approval  and  adoption  as  provided by the
         California GCL and Target Corporation's Articles of Incorporation and Bylaws. Each of the Shareholders agrees to vote in favor of the Merger and to use reasonable best efforts to enable the Closing to occur as promptly as practicable. The materials submitted to Target Corporation's shareholders shall be subject to review and approval by Acquiring Corporation and include information regarding Target Corporation, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of Target Corporation in favor of the Merger and this Agreement. Acquiring
         Corporation shall cooperate with Target Corporation to the extent reasonably necessary to accomplish the foregoing, and shall provide all information regarding Acquiring Corporation or the Merger required by Target Corporation in connection therewith.

6.12 Filing with California Secretary of State. Each of the parties shall use reasonable best efforts to take, or to cause to be taken, such actions as may be necessary to facilitate the filing, as promptly as practicable after the Closing Date, of the Merger Certificate with the Secretary of State of the State of California in accordance with the relevant provisions of the California GCL. Such actions shall include, but shall not be limited to, actions required to obtain a Tax Clearance Certificate from the Franchise Tax Board of the State of California.

6.13 Tax Returns. Acquiring Corporation shall prepare all federal and state income tax returns of Target Corporation to be filed by Target
         Corporation for taxable periods ending on or prior to the Effective Time and the shareholders of Target Corporation have paid or will pay all income and withholding taxes attributable to them with respect to the income of Target Corporation for such periods, including any withholding associated with the receipt of shares of Target Corporation Common Stock prior to the Merger. Each of the parties hereto shall report the Merger as a tax-free reorganization under the provisions of Sections 368(a)(1)(A) 368(a)(2)(C) of the Code and shall make all requisite filings associated therewith, including the statement required under Treasury Regulations Section 1.368-3. After the Effective Time, Acquiring Corporation, on the one hand, and the Shareholders, on the other hand, will make available to the other, as reasonably requested, all information, records or documents relating to the liability for taxes of Target Corporation for all periods ending on or prior to the Effective Time and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

ARTICLE VII - CONDITIONS PRECEDENT TO ACQUIRING CORPORATION'S OBLIGATIONS ON THE
              CLOSING DATE

Each and every obligation of Acquiring Corporation to be performed on or after the Closing Date shall be subject to the satisfaction, prior to or concurrently with the performance of such obligation, of the following conditions precedent:

7.1 Representations and Warranties. The representations and warranties made by the Shareholder and the Target Corporation in Article V hereof, shall each be true, correct and accurate, in all material respects on, as of, and with respect to, the Closing Date, with the same force and effect as though they had been made or given on, as of, and with respect to the Closing Date.

7.2 No Changes. From the date of execution hereof until the Closing Date, the Business shall have been conducted in accordance with the requirements of Article VIII hereof, the Target Corporation shall not, subsequent to the date hereof, have suffered any material loss or damage to its financial condition, business, properties or assets.

7.3 Compliance with Obligations. The Shareholder and the Target Corporation shall have performed and complied with all of their respective obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date, as the case may be.

7.4      Consents.

(a) The Shareholder shall have obtained all necessary Consents to the transactions contemplated by this Agreement pursuant to (i) all applicable Regulations or (ii) the terms of any Contract to which the Target Corporation is a party or by which it is bound.

(b) To the extent that consummation of the transactions specified in this Agreement might constitute a breach or violate any Contract absent the Consent of another Person which has not been obtained, the Shareholder shall use her best good faith efforts to obtain any such required Consent as promptly as possible after the Closing. If any such Consent shall not be obtained the Shareholder, to the maximum extent permitted by law and the instrument or document, shall act as Acquiring Corporation's agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law and the instrument or document, with Acquiring Corporation in any other reasonable arrangement designed to provide such benefits exclusively to Acquiring Corporation.

7.5 Title; Lien Search Report and Release(s) of Liens. Acquiring Corporation shall have received a lien search report, dated on or about the Closing Date, issued by a reputable third party search firm selected by the Shareholder and acceptable to Acquiring Corporation, reflecting that no Encumbrances other than Permitted Encumbrances are outstanding as against the Target Corporation, the Stock, the Assets or the Business, and Acquiring Corporation shall have additionally received, in the form suitable for recording, any and all instruments necessary or required in order to remove of record any Encumbrances other than Permitted Encumbrances affecting any of the Assets in favor of any party, and the Shareholder shall have arranged for the filing thereof, including payment of any applicable fees or other charges, with the proper local and state authorities in each jurisdiction where any of the Assets is located in a manner sufficient to remove and release all such liens, encumbrances and/or security interests.

7.6 Good Standing/Subsistence Certificate. Acquiring Corporation shall have received a good standing/subsistence certificate for the Target Corporation dated not more than ten (10) days prior to the Closing Date issued by the Secretary of State of the State of California.

7.7 Satisfactory Investigation. Acquiring Corporation shall have satisfactorily completed its investigation of the business, assets and financial condition of the Target Corporation in connection with the transactions contemplated hereby and shall have been satisfied with such result. Acquiring Corporation shall have satisfactorily completed its investigation of any event or condition arising or discovered after the date of this Agreement which could reasonably be expected to result in a failure of any of Acquiring Corporation's conditions hereunder to be fulfilled.

7.8 Resignations of Directors and Officers. Acquiring Corporation shall have received resignations duly executed by all directors and officers of the Target Corporation which shall be dated the Closing Date.

7.9 Transfer Documents. Acquiring Corporation shall have received good and sufficient instruments and documents of conveyance and transfer all dated the Closing Date, in form and substance reasonably satisfactory to Acquiring Corporation and its counsel, as shall be necessary and effective to convey, transfer and assign to, and vest in Acquiring Corporation all of the Shareholder's right, title and interest in and to the Stock, consisting of good, valid and marketable title, free and clear of all Encumbrances.

7.10 Agreements, Etc. Acquiring Corporation shall have taken and received possession of all of the agreements, contracts, commitments, leases, plans, bids, quotations, proposals, licenses, permits, authorizations, instruments, books of account, computer programs and software and licenses thereto, all machine readable data files relating to the Business as of the Effective Time and hard copies relating thereto, manuals and guidebooks, customer and supplier lists, sales records, files, correspondence and other documents, books, records, papers, files and data belonging to the Target Corporation which are part of the Assets or relate to the Business; and simultaneously with such delivery, all such steps will be taken as may be required to put the Acquiring Corporation in actual possession and operating control of the Assets.

7.11 Other Documents, Etc. Acquiring Corporation shall have received all other documents, instruments and other things required to be delivered pursuant to this Agreement including, without limitation, all of the items required by Article VII hereof.

7.12 Results of Due Diligence and Legal Analysis. The Acquiring Corporation shall have conducted its legal and accounting analysis of issues deemed relevant by the Acquiring Corporation and the Acquiring Corporation has been satisfied with the results and information obtained from such legal and accounting analysis.

7.13 Other Conditions. If any of the conditions precedent to Acquiring Corporation's obligations hereunder shall not be satisfied as of the Closing Date, Acquiring Corporation may, in addition to its other rights and remedies, (i) terminate this Agreement, or (ii) waive such default and proceed with performance of this Agreement. Any such termination or waiver shall be without prejudice to Acquiring Corporation's other rights and remedies arising from the default.

7.14 No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

7.15 Legal Opinions. Acquiring Corporation shall have received an opinion from Kim Mistretta, counsel to Target Corporation and the Shareholders, in form reasonably satisfactory to Acquiring Corporation to the effect set forth in Schedule "7.15" as to the ownership of the Technology in Target Corporation and all other matters relating to the corporate status of the Target Corporation.

ARTICLE VIIA - CONDITIONS PRECEDENT TO TARGET CORPORATION'S OBLIGATIONS ON THE
               CLOSING DATE

7A.1 Target Corporation and Shareholders shall have received an opinion from Groom and Cave, counsel to Parent Corporation and Acquiring Corporation, in form reasonably satisfactory to Target Corporation and Shareholders in form as set forth on Schedule 7A.1, as follows:

(a) Neither the execution and delivery of this Agreement nor the consummation of the transactions, nor issuance of the stock or options, contemplated hereby will (i) violate any provision of the Articles, Bylaws, or other internal corporate documents or resolutions of Parent or Acquiring Corporation (ii) violate, or be in conflict with or constitute a default under, any agreement or commitment to which Parent or Acquiring Corporation is a party or by which Parent or Acquiring Corporation is bound, or (iii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority, including, without limitation, the SEC or any security exchange.

(b) Except for the consents set forth in Section 4.5 herein, (i) no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority and (ii) no consent of any other person, including, without limitation, consents from shareholders, parties to loans, contracts, or other agreements, is required in connection with the execution, delivery and performance of this Agreement, or the issuance of the shares or options for shares contemplated hereby.

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. Except as provided in Section 8.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

(a)      by  mutual  written   consent  of  Acquiring   Corporation  and  Target
         Corporation;

(b) by either party if that party is not then in breach of its obligations under this Agreement and if other either party shall have breached any of their representations, warranties, covenants or agreements contained in this Agreement, or any such representation or warranty shall have become untrue, in any such case such that the conditions precedent to the obligation of either party to close, will not be satisfied and such breach has not been promptly cured within ten (10) days following receipt by the other party of written notice of such breach;

(c) by either Acquiring Corporation or Target Corporation if (i) any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any government entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable; or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any government entity that would make consummation of the Merger illegal;

(d) by Acquiring Corporation if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any government entity, which would:
         (i) prohibit Acquiring Corporation's ownership or operation of any portion of the business of Target Corporation or (ii) compel Acquiring Corporation or Target Corporation to dispose of or hold separate all or a portion of the business or assets of Target Corporation or Acquiring Corporation as a result of the Merger;

(e) by either party if the Effective Time has not occurred on or prior to March 15, 1999 (unless such date shall be extended by the mutual written consent of the parties); or

(f) by Acquiring Corporation if an event having a Material Adverse Effect on Target Corporation shall have occurred after the date of this Agreement.

Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

8.2      Effect of  Termination.  If this  Agreement is  terminated  pursuant to
         Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto, except that the Target Corporation shall be required to forthwith repay any and all monies advanced pursuant to the loan agreement together with interest accrued thereon as hereinafter set forth.

8.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

8.4 Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE IX - SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; REMEDIES

9.1      Survival  of  Representations.  All of  Target  Corporation's  and  the
         Shareholders' representations and warranties made herein or pursuant hereto shall be deemed made on and as of the Effective Time as though such representations and warranties were made on and as of such date, and all such representations and warranties shall survive the Effective Time and any investigation, audit or inspection at any time made by or on behalf of any party hereto, as follows: (a) unless otherwise specified below, representations and warranties shall survive for a period of three years after the Effective Time; (b) representations and warranties with respect to taxes shall survive until the expiration of the applicable statute of limitations; and (c) representations, warranties and covenants for matters relating to title to the capital stock of Target Corporation shall continue in full force and effect in perpetuity. Notwithstanding anything herein to the contrary, any representation or warranty which is the subject of a claim which is asserted in writing reasonably and in good faith prior to the expiration of the applicable period set forth above shall survive with respect to such claim or dispute until the final resolution thereof.

9.2 Agreement of Shareholders to Indemnify. The Principal Shareholders hereby jointly and severally, and each of the Shareholders other than the Principal Shareholders hereby individually, agree to indemnify, defend and hold harmless Acquiring Corporation and its officers, directors, employees, agents and representatives (collectively, the "Indemnified Persons") from and against and in respect of all demands, losses, claims, actions or causes of action, assessments, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements, excluding any lost profits, lost revenue or opportunity costs (collectively, "Losses") resulting from, imposed upon or incurred by the Indemnified Persons, directly or indirectly, by reason of or resulting from any misrepresentation or breach of any representation or warranty, given or made by the Shareholders or Target Corporation in this Agreement or in any document, certificate or agreement furnished by or on behalf of any such party pursuant to this Agreement;

(a) notwithstanding the foregoing, nothing herein shall limit an Indemnified Person's remedies in the event of fraud or intentional deception on the part of Target Corporation or any Shareholder with respect to any of the obligations of Target Corporation or the Shareholders under this Agreement.

9.3      Notice of Losses.

(a) If an Indemnified Person believes that it has suffered or is likely to suffer any Losses against which it is indemnified pursuant hereto, it shall notify the Shareholders promptly in writing describing such Losses, the amount thereof, if known, and the method of computation of such Losses, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Losses have occurred. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Person intends to claim any liability or expense as Losses under this Article IX, any such Indemnified Person shall promptly notify the Shareholders of such action or suit. The failure of any Indemnified Person to give notice as provided herein shall not relieve any Shareholder of his respective obligations under this Article IX unless such failure results in actual detriment to such Shareholder, and only to the extent of such detriment.

(b) In calculating any Losses (i) there shall be no reduction for any tax benefits with respect to any Losses; and (ii) there shall be no increase for taxes imposed upon the receipt of any indemnity payment with respect to any Losses.

(c) The amount to which an Indemnity shall be entitled under this Article IX shall be determined (i) by written agreement between the Indemnified Person and the Shareholders; or (ii) if the Indemnified Person and the Shareholders are unable to agree as to any claim for indemnification hereunder within sixty (60) days, such claim may be referred to arbitration by either party in accordance with the provisions of
         Section 9.6 hereof.

9.4 Third Party Claims. If a third party asserts a Claim against any Indemnified Person, the Indemnified Person shall promptly give notice of such Claim in accordance with Section 9.3 above. The Shareholders shall be entitled to assume the defense of such Claim, including the employment of counsel reasonably satisfactory to the Indemnified
         Person;  provided,  however,  that,  in the event that the  Indemnified
         Person reasonably determines in good faith that such Indemnified Person's interests with respect to such Claim cannot appropriately be represented by the Shareholders, such Indemnified Person shall have the right to assume control of the defense of such Claim and to have such Indemnified Person's reasonable expenses reimbursed promptly with respect to such Claim. In addition, in the event that the Shareholders, within a reasonable time after notice of any such Claim, fail to defend any Indemnified Person, such Indemnified Person (upon further notice to the Shareholders) shall have the right to undertake the defense of such Claim for the account of the Shareholders and to have such Indemnified Person's reasonable expenses reimbursed promptly with respect to such Claim. Regardless of which party is controlling the defense of any Claim, no settlement of such Claim may be agreed to without the written consent of each of the Indemnified Person, which consent shall not be unreasonably withheld. The controlling party shall deliver, or cause to be delivered, to the other parties copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such Claim, and timely notices of any hearing or other court proceeding relating to such Claim.

9.5      No  Recourse  Against  Target  Corporation.   The  Shareholders  hereby
         irrevocably waive any and all right to recourse against Target Corporation with respect to any misrepresentation or breach of any representation, warranty or indemnity, given or made by the Shareholders or Target Corporation in this Agreement and any document, certificate and agreement entered into or delivered pursuant hereto. The Shareholders shall not be entitled to contribution from, subrogation to or recovery against Target Corporation with respect to any liability of the Shareholders or Target Corporation that may arise under or pursuant to this Agreement or the transactions contemplated hereby.

9.6      Binding Mediation/Arbitration.

(a) None of the parties shall institute an arbitration proceeding to resolve a dispute between the parties hereunder before the parties have sought to resolve the dispute through direct negotiation with the other parties. If the dispute is not resolved within fifteen (15) Business Days after a demand for direct negotiation, the parties shall attempt to resolve the dispute through mediation conducted in San Luis Obispo, California. If the parties do not promptly agree on a mediator, then any of the parties may notify the American Arbitration Association, to initiate selection of a mediator from the commercial dispute resolution panel. The fees and expenses of the mediator shall be paid equally by the parties. If the mediator is unable to facilitate a settlement of the dispute within a reasonable period of time, as determined by the mediator, the mediator shall issue a written statement to the parties to that effect and the aggrieved party(ies) may then seek relief through arbitration, which shall be binding, before a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "Association"). The place of arbitration shall be San Luis Obispo, California. Arbitration may be commenced at any time by any party seeking arbitration by written notice to the other party(ies) by first class mail, postage prepaid. The arbitrator shall be selected by the joint agreement of the parties, but if they do not so agree within fifteen (15) Business Days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. The arbitrator shall render his decision within one hundred eight (180) days of appointment. Any award rendered by the arbitrator shall be final, conclusive and binding upon the parties hereto and there shall be no right of appeal therefrom. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. Each party shall pay its own costs and expenses of arbitration, including attorneys' fees and expenses of the arbitrator. The arbitrator shall not be permitted to award punitive or similar type damages under any circumstances.

ARTICLE X - GENERAL PROVISIONS

10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)      if to Acquiring Corporation to:
with a copy to:

                  Mr. Robert M. Cezar,
                  President
                  Americom USA, Inc.
                  124 South Halcyon Road
                  Arroyo Grande, CA 93420
                  Telephone:  (805) 542-6700
                  Telefax:  (805) 473-4976

                  With a copy to:

                    Tim Hopkins                     and to Jayson B. Schwarz
                    Groom and Cave                  Schwarz, Gillen
                                                    2040 Yonge St., Ste. 220,
                                                    Toronto, Ontario,
                                                    Canada, M4S 1Z9
                    Telephone:  (408) 286-3300      Telephone - (416) 486-2040
                    Telefax:  (408) 286-3423           Telefax - (416) 486-3325

(b)      if to Target Corporation or the Shareholders, to:

                    Jim & Jon Tech          Jim Heintz          Jon Iverson
                    687 Islay St. Unit 5,   277 El Portal Dr.   9825 El Enchanto
                    San Luis Obispo, CA     Pismo Beach, CA     Atascadero, CA
                    93401                   93449               93422


                  With a copy to:

                    Kim Mistretta
                    1101 Marsh St. Suite C,
                    San Luis Obispo, CA 93401

10.2 Remuneration. Jon Iverson shall receive an annual salary of $96,000, until such time as Parent Corporation shall achieve its first month of profitability and then his annual salary shall be increased to $120,000. Upon the Parent Corporation achieving its first full quarter of profitability his annual salary shall be increased to $144,000 and he shall be entitled to the same incentive plans that are established from time to time for key employees of the Parent Corporation. The terms of his employment in all other respects shall be governed in accordance with the generally accepted practices of the Parent Corporation and he shall be treated parri passu with all other employees as relates to profit sharing.

10.3 Remuneration. Jim Heintz shall receive an annual salary of $96,000, until such time as Parent Corporation shall achieve its first month of profitability and then his annual salary shall be increased to $120,000. Upon the Parent Corporation achieving its first full quarter of profitability his annual salary shall be increased to $144,000 and he shall be entitled to the same incentive plans that are established from time to time for key employees of the Parent Corporation. The terms of his employment in all other respects shall be governed in accordance with the generally accepted practices of the Parent Corporation and he shall be treated parri passu with all other employees as relates to profit sharing.

10.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

10.6 Entire Agreement. This Agreement (together with the Exhibits, the Disclosure Letter and the other documents delivered pursuant hereto) constitutes the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

10.7 Specific Performance. The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

10.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

10.9 Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

10.11 Counterparts. This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

10.12 Further Assurances. From and after the Closing Date, each of Acquiring Corporation and the Shareholders, at any time and from time to time shall make, execute and deliver, or cause to be made, executed and delivered, such instruments, agreements, consents and assurances and take or cause to be taken all such actions as may reasonably be requested by any party to effect the purpose and intent of this Agreement.

10.13 Interpretation. The words "include, "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.14 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

10.15 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

IN  WITNESS  WHEREOF,   Acquiring   Corporation,   Target  Corporation  and  the
Shareholders have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

AMERICOM USA, INC., a Delaware Corporation


By   /s/ David Loomis
  ----------------------------------------------

Name:  David Loomis

Title:  President


RMC DIVERSIFIED ASSOCIATES INTERNATIONAL LTD., a California Corporation


By   /s/ Robert Cezar
  ----------------------------------------------

Name:  Robert Cezar

Title:  President


JIM AND JON TECH., a California Corporation


By   /s/ Jim Heintz
  ----------------------------------------------

Name:  Jim Heintz

Title:  President



/s/ Gary Hogue                                               /s/ Jim Heintz
---------------------------------------------                -------------------
Witness                                                      JIM HEINTZ


/s/ Gary Hogue                                               /s/ Jon Iverson
---------------------------------------------                -------------------
Witness                                                      JON IVERSON

                                Table of Contents

                                                                           Page
                                                                           ----
I.   ARTICLE I - THE MERGER...................................................1

         1.1    The Merger....................................................1

         1.2    Effective Time................................................2

         1.3    Effect of the Merger..........................................2

         1.4    Certificate of Incorporation Bylaws...........................2

         1.5    Directors and Officers........................................2

         1.6    Effect of Merger on the Capital Stock of Target
                Corporation...................................................2

         1.7    No Further Ownership Rights in Target Corporation
                Common Stock..................................................3

         1.8    Tax Treatment of the Merger...................................3

         1.9    Taking of Necessary Action; Further Action....................4

         1.10   Cash Consideration............................................4

II.      ARTICLE II - REPRESENTATIONS AND WARRANTIES OF TARGET CORPORATION
                      AND THE SHAREHOLDERS....................................4

         2.1    Organization...................................................4

         2.2    Capitalization.................................................4

         2.3    Ability to Carry Out Agreement.................................5

         2.4    Validity of Agreement - Authority..............................5

         2.5    Permits and Licenses...........................................5

         2.6    Compliance with Regulations....................................5

         2.7    Financial Statements...........................................5

         2.8    Title to and Condition of Certain Fixtures and Equipment.......6

         2.9    Tax Returns and Taxes..........................................6

         2.10   Labor Relations................................................6

         2.11   Status of Contracts............................................7

         2.12   Changes or Events..............................................7

         2.13   Employees and Employee Benefits................................7

         2.14   Real Property: Leaseholds......................................8

         2.15   Insurance......................................................8

         2.16   Litigation.....................................................8

         2.17   Related-Party Transactions.....................................8

         2.18   Accounts Receivable............................................8

         2.19   Relationship with Customers....................................8

         2.20   Proprietary Rights.............................................9

         2.21   Non-Infringement of Proprietary Rights.........................9

                               Table of Contents
                                  (continued)

                                                                           Page
                                                                           ----
         2.22   Environmental Requirements.....................................9

         2.23   Political Contributions and Other Payments....................10

         2.24   Occupational Safety and Health Act............................10

         2.25   Consents......................................................10

         2.26   Disclosure....................................................10

         2.27   Year 2000 Compliance..........................................11

         2.28   Investor Status...............................................11

III.     ARTICLE III - ADDITIONAL REPRESENTATIONS AND WARRANTIES
                       OF THE SHAREHOLDERS....................................11

         3.1    Title to the Shams............................................11

         3.2    Authority and Capacity........................................11

         3.3    Absence of Violation..........................................11

         3.4    Restrictions and Consents.....................................11

         3.5    Binding Obligation............................................12

         3.6    No Registration Under the Securities Act......................12

         3.7    Acquisition for Investment....................................12

         3.8    Evaluation of Merits and Risks of Investment..................13

         3.9    Forward Looking Information/Risk Factors......................13

         3.10   Transfer Limitations..........................................13

         3.11   Rule 144 Limitations..........................................14

IV.      ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF PARENT AND
                      ACQUIRING CORPORATION..................................15

         4.1    Organization and Qualification................................15

         4.2    Authority.....................................................15

         4.3    No Conflict; Required Filings and Consents....................15

         4.4    Brokers and Finders...........................................15

         4.5    Issuance of Parent Corporation Common Stock...................16

V.       ARTICLE V - CONDUCT PRIOR TO THE EFFECTIVE TIME......................16

         5.1    Affirmative Covenants of Target Corporation and the
                Shareholders..................................................16

         5.2    Negative Covenants of Target Corporation and the
                Shareholders..................................................16

VI.      ARTICLE VI - ADDITIONAL AGREEMENTS...................................19

         6.1    Sale of Shares................................................19

         6.2    Consents and Approvals; Filings and Notices...................19

                               Table of Contents
                                  (continued)

                                                                           Page
                                                                           ----
         6.3    Access and Information........................................19

         6.4    Confidentiality...............................................19

         6.5    Expenses......................................................19

         6.6    Further Action; Reasonable Best Efforts.......................19

         6.7    Public Announcements..........................................20

         6.8    Solicitation..................................................20

         6.9    Notification of Certain Matters...............................20

         6.10   Blue Sky Laws.................................................20

         6.11   Shareholder Approval..........................................20

         6.12   Filing with California Secretary of State.....................21

         6.13   Tax Returns...................................................21

VII.     ARTICLE VII - CONDITIONS PRECEDENT TO ACQUIRING CORPORATION'S
                       OBLIGATIONS ON THE CLOSING DATE........................21

         7.1    Representations and Warranties................................21

         7.2    No Changes....................................................22

         7.3    Compliance with Obligations...................................22

         7.4    Consents......................................................22

         7.5    Title; Lien Search Report and Release(s) of Liens.............22

         7.6    Good Standing/Subsistence Certificate.........................22

         7.7    Satisfactory Investigation....................................23

         7.8    Resignations of Directors and Officers........................23

         7.9    Transfer Documents............................................23

         7.10   Agreements; Etc...............................................23

         7.11   Other Documents, Etc..........................................23

         7.12   Results of Due Diligence and Legal Analysis...................23

         7.13   Other Conditions..............................................23

         7.14   No Injunctions or Restraints; Illegality......................24

         7.15   Legal Opinions................................................24

VIII.    ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER.....................24

         8.1    Termination...................................................24

         8.2    Effect of Termination.........................................25

         8.3    Amendment.....................................................25

         8.4    Waiver........................................................25

                               Table of Contents
                                  (continued)

                                                                           Page
                                                                           ----
IX.      ARTICLE IX - SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION;
                      REMEDIES...............................................26

         9.1    Survival of Representations..................................26

         9.2    Agreement of Shareholders to Indemnify.......................26

         9.3    Notice of Losses.............................................26

         9.4    Third Party Claims...........................................27

         9.5    No Recourse Against Target Corporation.......................27

         9.6    Binding Mediation/Arbitration................................28

X.       ARTICLE X - GENERAL PROVISIONS......................................28

         10.1   Notices......................................................28

         10.2   Remuneration.................................................29

         10.3   Remuneration.................................................29

         10.4   Headings.....................................................29

         10.5   Severability.................................................30

         10.6   Entire Agreement.............................................30

         10.7   Specific Performance.........................................30

         10.8   Assignment...................................................30

         10.9   Third Party Beneficiaries....................................30

         10.10  Governing Law................................................30

         10.11  Counterparts.................................................30

         10.12  Further Assurances...........................................30

         10.13  Interpretation...............................................31

         10.14  Other Remedies...............................................31

         10.15  Rules of Construction........................................31